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                                                                 EXHIBIT 21
                                  SUBSIDIARIES


Subsidiaries (1)                                     Subsidiary Jurisdiction


Brightpoint Latin America Holdings, Inc.             Indiana
Brightpoint de Argentina S.A.                        Argentina
Brightpoint de Venezuela, C.A.                       Venezuela
Brightpoint do Brasil Ltda.                          Brazil
Brightpoint International Ltd                        Delaware
Brightpoint EMA Limited                              United Kingdom
Brightpoint (UK) Limited                             United Kingdom
Brightpoint (South Africa)
  (Proprietary) Limited                              South Africa
Brightpoint Sweden AB                                Sweden
Brightpoint Middle East FZE                          U.A.E.
Brightpoint (Ireland) Limited                        Ireland
Brightpoint Philippines, Inc.                        Philippines
Brightpoint Australasia Pty. Limited                 Australia
Brightpoint International
  (Asia Pacific) Pte. Ltd.                           Singapore
R.P.S. Industries Company Limited                    Hong Kong
Brightpoint Australia Pty Ltd                        Australia
Brightpoint China Limited                            Hong Kong
Brightpoint FSC, Inc.                                Barbados
Brightpoint Global Access, Inc.                      Indiana
Brightpoint Holdings Belgium                         Belgium
Brightpoint India Private Limited                    India
Eurocom Systems, S.A.                                France
Brightpoint North America, Inc.                      Indiana
Brightpoint JBA, LLC                                 Indiana
Wireless Fulfillment Services LLC                    California
Brightpoint International Holdings B.V.              Netherlands
Brightpoint de Mexico, S.A. de C.V.                  Mexico
Servicios Brightpoint de Mexico, S.A. de C.V.        Mexico
Brightpoint Solutions de Mexico, S.A. de C.V.        Mexico
Brightpoint Holdings B.V.                            Netherlands
Brightpoint France (SARL)                            France
Brightpoint Germany GmbH                             Germany
Axess Communications Benelux B.V.                    Netherlands
Brightpoint Polska Sp. z o. o.                       Poland
Brightpoint Netherlands Holdings B.V.                Netherlands
Brightpoint International Trading
  (Shanghai) Co. Ltd.  Shanghai
Brightpoint New Zealand Limited                      New Zealand
Mondial Link Telecommunications GmbH                 Germany
Axess Communications Sp. z o. o.                     Poland
WAVETech Limited                                     United Kingdom
WAVETech Network Services Limited                    United Kingdom
UK Finco Limited Partnership                         United Kingdom
Winning Land Company Limited                         British Virgin Islands
Brightpoint Taiwan Limited                           British Virgin Islands
Brightpoint Zimbabwe (Private) Limited               Zimbabwe



(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.